PETROTEQ ANNOUNCES FILING AND MAILING OF DIRECTORS' CIRCULAR IN RESPONSE TO THE UNSOLICITED
TAKEOVER BID BY VISTON UNITED SWISS AG

Announces New CFO

Sherman Oaks, California - November 8, 2021 - Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE;OTC PINK:PQEFF; FSE:PQCF), an oil company focused on the development and implementation of its proprietary oil-extraction and remediation technologies, announces that it has today filed a Directors' Circular in response to the offer (the "Viston Offer") and take-over bid circular of 2869889 Ontario Inc., an indirect, wholly-owned subsidiary of Viston United Swiss AG (together, "Viston") for all of the issued and outstanding common shares in the capital of the Company ("Common Shares").

As stated in the Directors' Circular, the Board of Directors of Petroteq (the "Board"), in consultation with its independent financial and legal advisors, is considering whether or not the Viston Offer is adequate and in the best interests of Petroteq and its shareholders ("Petroteq Shareholders"). Accordingly, the Board is considering whether to make a recommendation to accept or reject the Viston Offer and has determined not to make a recommendation to Petroteq Shareholders until such time as the Company has an opportunity to complete its Strategic Review (as defined below) and receives input on valuation from its financial advisor, Haywood Securities Inc. ("Haywood").

The Board therefore advises that Petroteq Shareholders DO NOT TENDER their Common Shares until further communication is received from the Board. The Viston Offer is open for acceptance until February 7, 2022, unless extended, accelerated or withdrawn in accordance with its terms. The Board notes that tendering to the Viston Offer before the Company has had an opportunity to fully explore all available alternatives may preclude the possibility of a financially superior transaction emerging. Any Petroteq Shareholder who has already tendered his, her or its Common Shares to the Viston Offer should withdraw those Common Shares until such further communication from the Board is received. For further information, please see the section entitled "How to Withdraw your Deposited Common Shares" in the Directors' Circular.

Petroteq cautions its shareholders and potential investors that there can be no certainty that the Viston Offer will be supported by the Board or that any other strategic transaction with any other person will be pursued by Petroteq or ultimately completed. Consistent with its fiduciary duties, the Board will evaluate the Viston Offer and Petroteq's options, including continuing to operate the business to drive shareholder value and potentially exploring possible alternative transactions. The Board continues to believe Petroteq is well positioned to be an industry leader with its one of a kind oil sands extraction technology.

Reasons for the Board Not Making a Recommendation at this Time

The reasons why the Board is not making a recommendation to Petroteq Shareholders to accept or reject the Viston Offer at this time are as follows:

  The Board has engaged Haywood to conduct a review of the value of the Company and any potential strategic partners or other strategic transactions available to the Company, which will assist the Board in advising Petroteq Shareholders whether or not to reject or accept the Viston Offer.

  The Board is currently undertaking a strategic review process of alternatives available to the Company, including value-maximizing alternatives, equity or debt financings, core and non-core asset sales, strategic investments, joint ventures and mergers (the "Strategic Review"). The Board considers that undergoing a Strategic Review process and, in particular, providing sufficient time to consider and evaluate alternatives, and, if applicable, evaluate interested parties, if any, to complete due diligence activities, is vital to identifying the transaction that is in the Company's best interests and the best interests of the Petroteq Shareholders.
  The Viston Offer was unsolicited and potentially very opportunistic and it was made by Viston without the benefit of due diligence or any negotiations with the Company. The Board requires more time to appropriately assess the adequacy of the Viston Offer and to consider strategic alternatives to maximize value for Petroteq Shareholders.
  The timing of the Viston Offer is intended to force Petroteq Shareholders to make determination on the Viston Offer at this time in the Company's development without the Company having had the opportunity to fully canvas the market and other available opportunities or to complete its Strategic Review.
  The Company attempted to engage with Viston in order to explore whether a friendly transaction with Viston was feasible to benefit all stakeholders; however, Viston elected not to engage with the Board following the Company's initial request for information about Viston and Viston then launched the Viston Offer.
  The Board can only fully assess the adequacy of the Viston Offer with the benefit of the results of the Strategic Review and input from its legal and financial advisors.

The Company also announces the appointment of Mr. Ron Cook as the new Chief Financial Officer of the Company. The Company thanks Mark Korb, the former Chief Financial Officer of the Company, for all of his efforts and commitment to the Company and wishes him well in his future endeavors.

About Petroteq Exergy Inc.

Petroteq is a clean technology company focused on the development, implementation and licensing of a patented, environmentally safe and sustainable technology for the extraction and reclamation of heavy oil and bitumen from oil sands and mineable oil deposits. The versatile technology can be applied to both water-wet deposits and oil-wet deposits - outputting high-quality oil and clean sand.

Petroteq believes that its technology can produce a relatively sweet heavy crude oil from deposits of oil sands at Asphalt Ridge without requiring the use of water, and therefore without generating wastewater which would otherwise require the use of other treatment or disposal facilities which could be harmful to the environment.

Petroteq's process is intended to be a more environmentally friendly extraction technology that leaves clean residual sand that can be sold or returned to the environment, without the use of tailings ponds or further remediation.

Additional Information

Petroteq has filed the Directors' Circular with Canadian securities regulators and a Solicitation/Recommendation Statement on Schedule 14D-9 with the United States Securities and Exchange Commission (the "SEC") which includes the Directors' Circular as an exhibit. The Directors' Circular and Solicitation/Recommendation Statement, and any amendment thereto filed by Petroteq that is required to be mailed to shareholders, will be mailed to shareholders of Petroteq. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH CANADIAN SECURITIES REGULATORS OR THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Directors' Circular, the Solicitation/Recommendation Statement, and any amendments or supplements thereto, and other documents filed by Petroteq with Canadian securities regulators and the SEC related to the Viston Offer, for no charge: on SEDAR under Petroteq's profile at www.sedar.com; on EDGAR at www.sec.gov; or www.petroteq.com. Any questions and requests for assistance may be directed to Petroteq's Information Agent, Shorecrest Group Ltd. (North American Toll Free Phone: 1-888-637-5789; e-mail: contact@shorecrestgroup.com; outside North America, banks and brokers call collect: 647-931-7454).

Reader Advisories

Certain statements contained in this press release contain forward-looking statements within the meaning of the U.S. and Canadian securities laws. Words such as "may," "would," "could," "should," "potential," "will," "seek," "intend," "plan," "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company are intended to identify forward-looking information, including the strategic alternatives to maximize shareholder value that may be available to the Company and the Company's ability to identify and consummate such alternatives, and that the continued execution of the Company's stand-alone strategy will provide shareholders with the opportunity to benefit from material value creation. Readers are cautioned that there is no certainty that the Company's business will be commercially viable to produce any portion of the resources. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, based on information available to the Company, and are subject to certain risks, uncertainties and assumptions. Material factors or assumptions were applied in providing forward-looking information. While forward-looking statements are based on data, assumptions and analyses that the Company believes are reasonable under the circumstances, whether actual results, performance or developments will meet the Company's expectations and predictions depends on a number of risks and uncertainties that could cause the actual results, performance and financial condition of the Company to differ materially from its expectations. Certain of the "risk factors" that could cause actual results to differ materially from the Company's forward-looking statements in this press release include, without limitation: uncertainties regarding the Offer and the determination of the Board; uncertainties inherent in the estimation of resources, including whether any reserves will ever be attributed to the Company's properties; since the Company's extraction technology is proprietary, is not widely used in the industry, and has not been used in consistent commercial production, the Company's bitumen resources are classified as a contingent resource because they are not currently considered to be commercially recoverable; full scale commercial production may engender public opposition; the Company cannot be certain that its bitumen resources will be economically producible and thus cannot be classified as proved or probable reserves in accordance with applicable securities laws; changes in laws or regulations; the ability to implement business strategies or to pursue business opportunities, whether for economic or other reasons; status of the world oil markets, oil prices and price volatility; oil pricing; state of capital markets and the ability of the Company to raise capital (which would be required for the Company to build a larger plant, including one that could produce up to 5,000 bpd; litigation; the commercial and economic viability of the Company's oil sands hydrocarbon extraction technology, and other proprietary technologies developed or licensed by the Company or its subsidiaries, which currently are of an experimental nature and have not been used at full capacity for an extended period of time; reliance on suppliers, contractors, consultants and key personnel; the ability of the Company to maintain its mineral lease holdings; potential failure of the Company's business plans or model; the nature of oil and gas production and oil sands mining, extraction and production; uncertainties in exploration and drilling for oil, gas and other hydrocarbon-bearing substances; unanticipated costs and expenses, availability of financing and other capital; potential damage to or destruction of property, loss of life and environmental damage; risks associated with compliance with environmental protection laws and regulations; uninsurable or uninsured risks; potential conflicts of interest of officers and directors; risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; and other general economic, market and business conditions and factors, including the risk factors discussed or referred to in the Company's disclosure documents, filed with United States Securities and Exchange Commission and available at www.sec.gov (including, without limitation, its most recent annual report on Form 10-K under the Securities Exchange Act of 1934, as amended), and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.

R. G. Bailey

Interim Chief Executive Officer

Tel: (800) 979-1897